As filed with the Securities and Exchange Commission on February 25, 2016.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rockwell Automation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	25-1797617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1201 South 2nd Street Milwaukee, Wisconsin	53204
(Address of Principal Executive Offices)	(Zip Code)

Rockwell Automation, Inc. 2012 Long-Term Incentives Plan

(Full title of the plans)

DOUGLAS M. HAGERMAN, ESQ.

Senior Vice President, General Counsel and Secretary

Rockwell Automation, Inc.

1201 South 2nd Street

Milwaukee, Wisconsin 53204

(Name and address of agent for service)

(414) 382-2000

(Telephone number, including area code, of agent for service)

Copy to:

MARC A. ALPERT, ESQ.

Chadbourne & Parke LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 408-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1 per share	5,250,000 shares	$104.04	$546,210,000.00	$55,003.35

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may become issuable as a result of any stock splits, stock dividends or similar events.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low per share market price of the Common Stock for New York Stock Exchange–Composite Transactions on February 22, 2016.

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus related to this registration statement will be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-180557, 333-165727, 333-150019, 333-113041 and 333-38444).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 (Registration No. 333-180557) filed by Rockwell Automation, Inc. on April 4, 2012 relating to the Rockwell Automation, Inc. 2012 Long-Term Incentives Plan (the “Plan”), except as expressly modified herein.

On February 2, 2016, the shareowners of Rockwell Automation, Inc. approved an amendment to the Plan previously adopted by the Board of Directors of Rockwell Automation, Inc., subject to shareowner approval, which increased by 5,000,000 shares the number of shares of Common Stock, par value $1 per share, of Rockwell Automation, Inc. available for delivery under the Plan. This registration statement registers such 5,000,000 additional shares of Common Stock and 250,000 shares relating to unexercised and undelivered portions of expired, cancelled, forfeited or otherwise terminated awards under the Plan and prior Rockwell Automation, Inc. long-term incentives plans that are available for delivery under the Plan in accordance with the terms of the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K of Rockwell Automation, Inc. (“Rockwell Automation”) for the year ended September 30, 2015;

(b)	Quarterly Report on Form 10-Q of Rockwell Automation for the quarter ended December 31, 2015;

(c)	Current Report on Form 8-K of Rockwell Automation dated February 5, 2015; and

(d)	The description of Rockwell Automation’s Common Stock, par value $1 per share, which is incorporated in Rockwell Automation’s Registration Statement on Form 8-A dated October 30, 1996 by reference to the material under the caption “Description of New Rockwell Capital Stock” on pages 105-115 of Rockwell Automation’s Proxy Statement-Prospectus dated October 29, 1996, constituting a part of Rockwell Automation’s Registration Statement on Form S-4 (Registration No. 333-14969).

All documents subsequently filed by Rockwell Automation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, we are not incorporating any document or information furnished and not filed in accordance with Commission rules. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8:	Exhibits.

4-a	—	Restated Certificate of Incorporation of Rockwell Automation, filed as Exhibit 3 to Rockwell Automation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, is hereby incorporated by reference.

4-b	—	By-Laws of Rockwell Automation, as amended and restated effective February 2, 2016.

4-c	—	Copy of Rockwell Automation, Inc. 2012 Long-Term Incentives Plan, as amended and restated through February 2, 2016.

5	—	Opinion of Douglas M. Hagerman, Esq., Senior Vice President, General Counsel and Secretary of Rockwell Automation, as to the legality of any newly issued Common Stock covered by this Registration Statement.

15	—	Letter of Deloitte & Touche LLP regarding Unaudited Interim Financial Information.

23-a	—	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23-b	—	Consent of Douglas M. Hagerman, Esq., Senior Vice President, General Counsel and Secretary of Rockwell Automation, contained in his opinion filed as Exhibit 5 to this Registration Statement.

23-c	—	Consent of Chadbourne & Parke LLP.

24	—	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Rockwell Automation.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 25th day of February, 2016.

ROCKWELL AUTOMATION, INC.

By	/s/ Douglas M. Hagerman
(Douglas M. Hagerman, Senior Vice President, General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 25th day of February, 2016 by the following persons in the capacities indicated:

Signature	Title

KEITH D. NOSBUSCH*	Chairman of the Board, President and Chief Executive Officer (principal executive officer) and a Director

BETTY C. ALEWINE*	Director

J. PHILLIP HOLLOMAN*	Director

STEVEN R. KALMANSON*	Director

JAMES P. KEANE*	Director

LAWRENCE D. KINGSLEY*	Director

___________________________ WILLIAM T. MCCORMICK JR.	Director

DONALD R. PARFET*	Director

LISA A. PAYNE*	Director

THEODORE D. CRANDALL*	Senior Vice President and Chief Financial Officer (principal financial officer)

DAVID M. DORGAN*	Vice President and Controller (principal accounting officer)

* By	/s/ Douglas M. Hagerman
(Douglas M. Hagerman, Attorney-in-fact)**

**	By authority of the powers of attorney filed herewith.

EXHIBIT INDEX

Exhibit Number

4-a	Restated Certificate of Incorporation of Rockwell Automation, filed as Exhibit 3 to Rockwell Automation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, is hereby incorporated by reference.

4-b	By-Laws of Rockwell Automation, as amended and restated effective February 2, 2016.

4-c	Copy of Rockwell Automation, Inc. 2012 Long-Term Incentives Plan, as amended and restated through February 2, 2016.

5	Opinion of Douglas M. Hagerman, Esq., Senior Vice President, General Counsel and Secretary of Rockwell Automation, as to the legality of any newly issued Common Stock covered by this Registration Statement.

15	Letter of Deloitte & Touche LLP regarding Unaudited Interim Financial Information.

23-a	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23-b	Consent of Douglas M. Hagerman, Esq., Senior Vice President, General Counsel and Secretary of Rockwell Automation, contained in his opinion filed as Exhibit 5 to this Registration Statement.

23-c	Consent of Chadbourne & Parke LLP.

24	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Rockwell Automation.